Exhibit 99.2

Third Quarter 2018 Earnings Presentation November 8, 2018

This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance (including, but not limited to, total enrollments, revenue, Adjusted EBITDA, costs (including cost savings), expenditures (including capital expenditures), cash interest expense, free cash flow, earnings per share, and growth rates), margin expansion, currency rates and financial results, debt leverage, all statements we make related to the expansion of our EiP initiative, and all statements we make relating to our planned divestitures, the expected proceeds generated therefrom and the expected cost savings to be achieved in 2019, are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 20, 2018, our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2018, our Quarterly Report on Form 10-Q filed with the SEC on Aug 9, 2018, our Quarterly Report on Form 10-Q filed with the SEC on Nov 8, 2018, and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Market and Industry Data” in Laureate’s filings with the SEC. Presentation of Non-GAAP Measures This presentation contains certain non-GAAP measures which are provided to assist in an understanding of the business and performance of Laureate Education Inc. These measures should always be considered in conjunction with the appropriate GAAP measure. Reconciliations of non-GAAP measures to the relevant GAAP measures are provided in the appendix to this presentation in the financial tables and our SEC filings. Forward Looking Statements

SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding

Summary Highlights 3Q Adjusted EBITDA ahead of Guidance New Enrollments up 4% Q3 YTD Continued margin improvements; up 175bps through Q3 YTD On-Track with Wave II divestitures Largest improvement in recent ENADE scores in Brazil Strong rankings in Peru and Spain Strategic options under evaluation for Walden Announced divestitures now reported as Discontinued Operations 2018 Full Year Adjusted EBITDA Outlook Consistent with Prior Guidance

Q3 & YTD 2018 PERFORMANCE RESULTS (Continuing operations)

Q3 ’18 Variance Notes ($ in millions) (Enrollments in thousands) Results Vs. Q3 ‘17 New Enrollment 155K 4% New Enrollment – Organic(1) 4% Driven by Brazil Total Enrollment 879K - Total Enrollment – Organic(1) - Peru and Australia growth offset by economic softness in Mexico and Brazil Revenue $787 (4%) Revenue – Organic/CC(2) 3% Adj. EBITDA $121 21% Adj. EBITDA – Organic/CC(2) 28% Includes favorable timing impact related to 2017 earthquake in Mexico Adj. EBITDA margin 15.3% 311 bps Organic results exclude period-over-period impacts from acquisitions and divestitures Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets 2018 Third Quarter – Financial Summary (Continuing Operations) Q3’18 Adjusted EBITDA ahead of Guidance

Q3 YTD ’18 Variance Notes ($ in millions) (Enrollments in thousands) Results Vs. Q3 YTD ‘17 New Enrollment 422K 4% New Enrollment – Organic(1) 4% Driven by Brazil Total Enrollment 879K - Total Enrollment – Organic(1) - Peru and Australia growth offset by economic softness in Mexico and Brazil Revenue $2,437 - Revenue – Organic/CC(2) 2% Adj. EBITDA $394 12% Adj. EBITDA – Organic/CC(2) 8% Tight expense management Adj. EBITDA margin 16.2% 175 bps Focus on profitable growth and strong actions on cost controls Q3 YTD Results on Track with Expectations Organic results exclude period-over-period impacts from acquisitions and divestitures Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets, as well as the impact of a $22.8 million expense recorded in 2017 related to the portion of the April 2017 refinancing transactions that was deemed to be a debt modification. 2018 Q3 YTD – Financial Summary (Continuing Operations)

New Enrollment Growth in all Segments, led by Brazil New Enrollment (NE) Total Enrollment (TE) Notes (Enrollments in thousands) Q3 ’18 Organic Vs. Q3 ’17 Q3 ‘18 Organic Vs. Q3 ’17 Brazil 54 9% 273 (1%) Strong growth in Distance Learning Mexico 64 1% 210 (1%) UNITEC growth offset by softness in UVM Andean 23 4% 315 2% Rest of World 5 3% 19 14% Online & Partnerships 10 2% 62 (4%) Laureate Total 155 4% 879 - 2018 Third Quarter – Enrollment Dynamics by Segment (Continuing Operations)

2018 Q3 YTD – Enrollment Dynamics by Segment (Continuing Operations) New Enrollment Growth in all Campus-Based Markets New Enrollment (NE) Total Enrollment (TE) Notes (Enrollments in thousands) Q3 YTD ’18 Organic Vs. Q3 YTD ’17 Q3 YTD ’18 Organic Vs. Q3 YTD ’17 Brazil 157 9% 273 (1%) Strong growth in Distance Learning Mexico 107 2% 210 (1%) UNITEC growth offset by softness in UVM Andean 118 2% 315 2% Rest of World 12 6% 19 14% Strong growth in Australia Online & Partnerships 27 (3%) 62 (4%) Walden domestic NE +3% Laureate Total 422 4% 879 -

Revenue Adj. EBITDA Notes ($ millions) Q3 ‘18 Organic/CC Vs. Q3 ’17 (1) Q3 ‘18 Organic/CC Vs. Q3 ’17 (1) Brazil 121 (10%) 1 n.m. Mexico 148 12% 24 n.m. Intra-quarter timing impact from 2017 earthquake Andean 300 4% 91 3% Adjusted for Floods in Peru in Q3 2017 Adj. EBITDA up 19% Rest of World 57 22% 5 n.m. Online & Partnerships 165 (2%) 46 7% Corp. & Elimin. (4) n.m. (46) 7% Laureate Total 787 3% 121 28% Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets Strong Q3’18 Results – Adjusted EBITDA above Guidance 2018 Third Quarter – Revenue, EBITDA Dynamics by Segment (Continuing Operations)

Revenue Adj. EBITDA Notes ($ millions) Q3 YTD ‘18 Organic/CC Vs. Q3 YTD ’17 (1) Q3 YTD ’18 Organic/CC Vs. Q3 YTD ’17 (1) Brazil 470 (3%) 53 (1%) Timing impacts; Q4 and FY margins to benefit from new operating model Mexico 464 3% 82 5% Favorable intra-quarter timing impact from 2017 earthquake Andean 844 6% 235 13% Rest of World 170 15% 16 64% Scaling of Australia business Online & Partnerships 498 (4%) 136 (7%) Walden stabilized but impacted by Fall 2017 intake; deemphasis on int’l partnerships; increased marketing Corp. & Elimin. (10) n.m. (128) 2% Laureate Total 2,437 2% 394 8% Strong margin progression Q3 YTD Margins Up 175 bps vs. Prior Year Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets, as well as the impact of a $22.8 million expense recorded in 2017 related to the portion of the April 2017 refinancing transactions that was deemed to be a debt modification. 2018 Q3 YTD – Revenue, EBITDA Dynamics by Segment (Continuing Operations)

Q3 ’18 B / (W) Vs. Q3 ’17 Notes ($ in millions) Reported $ % Adjusted EBITDA 121 21 21% Depreciation & Amort. (53) (2) (3%) Interest Expense, net (55) 11 16% Other (60) (23) n.m. Driven by FX revaluation Income Tax 4 16 n.m. Income/(Loss) From Continuing Operations (44) 23 Discontinued Operations (Net of Tax) (35) 2 n.m. Net Gain/(Loss) on Sale of Disc. Ops. (18) (18) n.m. Loss on sale of Kendall Net Income / (Loss) (97) 7 n.m. Q3 is a Seasonally Light Quarter due to Out-of-Session Periods During Summer/Winter Months 2018 Third Quarter – Net Income Reconciliation

Q3 YTD ’18 B / (W) Vs. Q3 YTD ’17 Notes ($ in millions) Reported $ % Adjusted EBITDA 394 43 12% Depreciation & Amort. (163) (11) (7%) Interest Expense, net (172) 75 30% Reduction in debt levels and reduced cost of debt Other (28) 61 n.m. $98M gain upon conversion of preferred equity in April ‘18, offset by FX revaluation Income Tax (66) (52) n.m. Timing of tax accrual, in addition 2017 included $30M one-time benefit Income/(Loss) From Continuing Operations (36) 115 Discontinued Operations (Net of Tax) 23 (22) n.m. Impacted by timing of tax accrual Net Gain/(Loss) on Sale of Disc. Ops. 312 312 n.m. Net Income / (Loss) 299 406 n.m. 2018 Q3 YTD – Net Income Reconciliation Q3 YTD Results include ~$300M Gain related to Asset Sales

B / (W) Vs. ($ millions) Q3 ‘18 Q3 ’17 Notes Unlevered Operating Cash Flow (excl. Interest/Debt Refi) 396 (55) Timing impact from asset divestitures; ($24M) impact from FX Capex (62) (10) Unlevered Free Cash Flow 334 (65) Cash Interest (42) 57 3Q 2017 included $39M of interest paid on seller note that was settled Debt Refinancing Cost - - Reported Free Cash Flow 292 (8) Seasonally Strong Cash Flow in Q3 due to Intakes 2018 Third Quarter – Free Cash Flow

B / (W) Vs. ($ millions) Q3 YTD ‘18 Q3 YTD ’17 Notes Unlevered Operating Cash Flow (excl. Interest/Debt Refi) 524 (49) Timing impact from asset divestitures; ($23M) impact from FX Capex (164) (16) Unlevered Free Cash Flow 360 (65) Cash Interest (168) 170 Lower debt balance and reduced cost of debt; Prior Year seller note interest Debt Refinancing Cost - 23 Reported Free Cash Flow 192 128 YTD FCF up $128M due to Interest Expense Reductions 2018 Q3 YTD – Free Cash Flow

2018 guidance

FY 2018 Guidance
(Continuing Operations)

(USD millions, except enrollments in thousands)	Total Enrollment	Revenues	Adj. EBITDA
2017 Results	865	$3,386	$615
2017 Normalized Adjustments (1)			($13)
2017 Proforma	865	$3,386	$603
Organic Growth	Essentially	$69 – $84	$42 – $47
Growth %	Flat	*2.0% - 2.5%*	*7.0% - 8.0%*
2018 FXN Guidance ex Divestitures (CC)	~ 865	$3,455 – $3,470	$645 – $650
FX Impact (spot FX) (2)	-	($115)	($30)
2018 Guidance ex Divestitures (@ spot FX) (2)	~ 865	$3,340 – $3,355	$615 – $620

- Includes ~$35M of G&A expenses (regional and corporate) which are expected to be progressively phased out following the completion of our announced divestitures
- ($10M) unfavorable FX impact as compared to spot rates at time of prior guidance

(1) Normalized adjustment include ($20.3) million sale of property, impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets, and $22.8 million expense associated with our debt refinancing transactions in the second quarter of 2017

(2) Based on spot FX rates as of 10/31/2018 (local currency per U.S. dollar) of MXN 20.27, BRL 3.72, CLP 696, PEN 3.37, EUR 0.88 for November – December 2018. FX impact may change based on fluctuations in currency rates in future periods

Note: An outlook for 2018 net income and reconciliation of the forward-looking 2018 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation.

© 2018 Laureate Education, Inc.

17

2018 Guidance Summary

($ in millions) (Enrollments in thousands)	Guidance Level	FY 2018	Q4 2018
Total Enrollments	Continuing Operations	~ 865K	
Revenue	Continuing Operations	$3,340 - $3,355	$903 - $918
Adjusted EBITDA	Continuing Operations	$615 - $620	$221 - $226
Cash Taxes	Continuing Operations	26% of EBIT (excluding gain on asset sales)	
Net Debt (1)	Consolidated	~ $2,000	
Capex as % Revenue	Consolidated	6% - 7%	
Cash Interest	Consolidated	~ $230	
Free Cash Flow (2)	Consolidated	~ $100	

$1+ Billion in Proceeds Expected in 2019 From Pending and Previously Announced Divestitures

(1) Including benefit of net proceeds from the sales of St Augustine and Malaysia
(2) Free Cash Flow defined as operating cash flow less capital expenditures; includes discontinued operations consistent with how the Statement of Cash Flow is presented in our public filings

Note: An outlook for 2018 net income and reconciliation of the forward-looking 2018 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation.

© 2018 Laureate Education, Inc.
18

Appendix

Other Information

Q1 and Q3 are peak intake quarters, but seasonally weak earnings quarters as institutions are largely out of session during the summer season Q1 represents the large intake for our Southern Hemisphere institutions (Brazil, Andean & Rest of World) Q3 represents the large intake for our Northern Hemisphere institutions (Mexico and Online & Partnerships) Seasonality: Main Enrollment Intakes

Large intake cycles at end of Q1 (Southern Hemisphere) and end of Q3 (Northern Hemisphere) drive seasonality of earnings (Q2 and Q4 are our strongest earnings quarters) Revenue Seasonality Adj. EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Intake cycles Q1 Southern Hemisphere Q3 Northern Hemisphere Academic calendar FX trends Intra-Year Seasonality Trends (Continuing Operations)

Financial Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended September 30, 2018	2017	Change	For the nine months ended September 30, 2018	2017	Change
Revenues	$ 787.1	$ 818.6	$ (31.5)	$ 2,436.5	$ 2,434.7	$ 1.8
Costs and expenses:						
Direct costs	677.8	728.7	(50.9)	2,081.1	2,110.9	(29.8)
General and administrative expenses	73.7	65.0	8.7	194.2	221.9	(27.7)
Loss on impairment of assets	10.0	—	10.0	10.0	—	10.0
Operating income	25.6	24.9	0.7	151.2	101.9	49.3
Interest income	3.5	3.7	(0.2)	9.4	9.7	(0.3)
Interest expense	(58.3)	(69.1)	10.8	(181.8)	(256.7)	74.9
Loss on debt extinguishment	—	—	—	(7.5)	(8.4)	0.9
(Loss) gain on derivatives	(0.1)	(19.9)	19.8	92.1	19.2	72.9
Other income (expense), net	8.3	(0.8)	9.1	10.8	(0.6)	11.4
Foreign currency exchange (loss) gain, net	(26.5)	6.6	(33.1)	(43.9)	(2.2)	(41.7)
(Loss) income from continuing operations before income taxes	(47.6)	(54.7)	7.1	30.3	(137.1)	167.4
Income tax benefit (expense)	3.8	(12.5)	16.3	(65.8)	(13.7)	(52.1)
Loss from continuing operations	(43.8)	(67.2)	23.4	(35.5)	(150.8)	115.3
(Loss) income from discontinued operations, net of tax	(34.5)	(36.3)	1.8	22.5	44.0	(21.5)
(Loss) gain on sales of discontinued operations, net of tax	(18.4)	—	(18.4)	311.9	—	311.9
Net (loss) income	(96.7)	(103.5)	6.8	298.8	(106.7)	405.5
Net loss (income) attributable to noncontrolling interests	1.9	5.5	(3.6)	(0.3)	2.4	(2.7)
Net (loss) income attributable to Laureate Education, Inc.	$ (94.8)	$ (98.0)	$ 3.2	$ 298.5	$ (104.4)	$ 402.9
Subtotal: accretion of Series A Preferred Stock, net and other redeemable noncontrolling interests and equity	$ 0.3	$ (84.1)	$ 84.4	$ 12.7	$ (192.1)	$ 204.8
Net income (loss) available to common stockholders	$ (94.5)	$ (182.0)	$ 87.5	$ 311.2	$ (296.5)	$ 607.7
Basic and diluted (loss) earnings per share:						
Basic and diluted weighted average shares outstanding	224.0	178.9	45.1	209.1	167.3	41.8
Diluted weighted average shares outstanding	224.0	178.9	45.1	209.1	167.3	41.8
Basic (loss) earnings per share	$ (0.42)	$ (1.02)	$ 0.60	$ 1.49	$ (1.77)	$ 3.26
Diluted (loss) earnings per share	$ (0.42)	$ (1.02)	$ 0.60	$ 1.43	$ (1.77)	$ 3.20

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2018 Laureate Education, Inc.

24

Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the three months ended September 30,	2018	2017	% Change		$ Variance Components				
			Reported	Organic Constant Currency[1]	Total	Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Brazil	$ 121.1	$ 170.5	(29)%	(10)%	$ (49.4)	$ (16.3)	$ —	$ —	$ (33.1)
Mexico	148.3	141.2	5%	12%	7.1	17.0	—	—	(9.9)
Andean	299.6	295.2	1%	4%	4.4	12.5	—	—	(8.1)
Rest of World	56.5	49.0	15%	22%	7.5	11.0	—	—	(3.5)
Online & Partnerships	165.2	168.4	(2)%	(2)%	(3.2)	(3.2)	—	—	—
Corporate & Eliminations	(3.7)	(5.7)	35%	35%	2.0	2.0	—	—	—
Total Revenues	$ 787.1	$ 818.6	(4)%	3%	$ (31.5)	$ 23.1	$ —	$ —	$ (54.6)
Adjusted EBITDA									
Brazil	$ 0.7	$ 9.1	(92)%	(75)%	$ (8.4)	$ (6.8)	$ 1.6	$ —	$ (3.2)
Mexico	23.7	6.5	265%	292%	17.2	19.0	(0.1)	—	(1.7)
Andean	90.6	90.6	—%	3%	—	3.1	—	—	(3.1)
Rest of World	5.3	(0.4)	1,425%	1,525%	5.7	6.1	—	—	(0.4)
Online & Partnerships	45.7	42.9	7%	7%	2.8	2.8	—	—	—
Corporate & Eliminations	(45.5)	(48.7)	7%	7%	3.2	3.2	—	—	—
Total Adjusted EBITDA	$ 120.5	$ 99.9	21%	28%	$ 20.6	$ 27.5	$ 1.5	$ —	$ (8.4)

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2017 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2018 Laureate Education, Inc.

25

Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the nine months ended September 30,	2018	2017	% Change: Reported	% Change: Organic Constant Currency[2]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Brazil	$ 469.5	$ 548.0	(14)%	(3)%	$ (78.5)	$ (14.3)	$ —	$ —	$ (64.2)
Mexico	463.9	452.0	3%	3%	11.9	15.8	—	—	(3.9)
Andean	844.2	779.1	8%	6%	65.1	49.8	—	—	15.3
Rest of World	170.2	149.2	14%	15%	21.0	23.1	—	—	(2.1)
Online & Partnerships	498.2	521.0	(4)%	(4)%	(22.8)	(22.8)	—	—	—
Corporate & Eliminations	(9.4)	(14.6)	36%	36%	5.2	5.2	—	—	—
Total Revenues	$ 2,436.5	$ 2,434.7	—%	2%	$ 1.8	$ 56.7	$ —	$ —	$ (54.9)
Adjusted EBITDA									
Brazil	$ 52.6	$ 61.3	(14)%	(1)%	(8.7)	$ (0.9)	$ 5.3	$ —	$ (13.1)
Mexico	82.0	78.6	4%	5%	3.4	4.2	(0.4)	—	(0.4)
Andean	235.4	208.5	13%	13%	26.9	26.6	—	—	0.3
Rest of World	15.9	10.1	57%	64%	5.8	6.5	—	—	(0.7)
Online & Partnerships	136.1	145.8	(7)%	(7)%	(9.7)	(9.7)	—	—	—
Corporate & Eliminations	(127.5)	(152.7)	17%	2%	25.2	2.4	22.8	—	—
Total Adjusted EBITDA	$ 394.4	$ 351.5	12%	8%	$ 42.9	$ 29.1	$ 27.7	$ —	$ (13.9)

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets, as well as the impact of a $22.8 million expense recorded in 2017 related to the portion of the April 2017 refinancing transactions that was deemed to be a debt modification. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2017 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2018 Laureate Education, Inc.

26

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding Consolidated Balance Sheets Financial Tables IN MILLIONS September 30, 2018 September 30, 2018 December 31, 2017 December 31, 2017 Change Change Assets Cash and cash equivalents $ 392.3 $ 320.6 $ 71.7 Receivables (current), net 424.6 311.1 113.5 Other current assets 290.8 332.4 (41.6) Current assets held for sale 346.7 324.7 22.0 Property and equipment, net 1,257.7 1,380.4 (122.7) Goodwill and other intangible assets 2,865.2 3,031.4 (166.2) Other long-term assets 405.8 466.1 (60.3) Long-term assets held for sale 1,007.3 1,224.7 (217.4) Total assets $ 6,990.5 $ 7,391.3 $ (400.8) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 494.4 $ 525.5 $ (31.1) Deferred revenue and student deposits 465.3 184.1 281.2 Total long-term debt, including current portion 2,610.0 3,095.3 (485.3) Total due to shareholders of acquired companies, including current portion 43.1 71.8 (28.7) Other liabilities 645.9 656.0 (10.1) Current and long-term liabilities held for sale 747.6 857.3 (109.7) Total liabilities 5,006.2 5,390.0 (383.8) Convertible redeemable preferred stock — 400.3 (400.3) Redeemable noncontrolling interests and equity 12.7 13.7 (1.0) Total stockholders' equity 1,971.7 1,587.3 384.4 Total liabilities and stockholders' equity $ 6,990.5 $ 7,391.3 $ (400.8)

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding Consolidated Statements of Cash Flows Financial Tables For the nine months ended September 30, For the nine months ended September 30, IN MILLIONS 2018 2018 2017 2017 Change Change Cash flows from operating activities Net income (loss) $ 298.8 $ (106.7) $ 405.5 Depreciation and amortization 190.0 199.4 (9.4) Loss on impairment of assets 10.0 — 10.0 (Gain) loss on sales of subsidiaries and disposal of property and equipment, net (293.0) 3.1 (296.1) Gain on derivative instruments (92.7) (19.6) (73.1) Proceeds from settlement of derivative contracts 14.1 — 14.1 Loss on debt extinguishment 7.5 8.4 (0.9) Interest paid on deferred purchase price for acquisitions — (39.4) 39.4 Unrealized foreign currency exchange loss 53.7 4.9 48.8 Income tax receivable/payable, net (10.1) (19.8) 9.7 Working capital, excluding tax accounts 82.7 35.3 47.4 Other non-cash adjustments 95.3 146.3 (51.0) Net cash provided by operating activities 356.4 211.8 144.6 Cash flows from investing activities Purchase of property and equipment (150.5) (134.6) (15.9) Expenditures for deferred costs (13.2) (12.7) (0.5) Receipts from sales of discontinued operations and property and equipment, net of cash sold 375.8 1.2 374.6 Settlement of derivatives related to sale of discontinued operations (10.0) — (10.0) Investing other, net 24.6 (0.1) 24.7 Net cash provided by (used in) investing activities 226.8 (146.3) 373.1 Cash flows from financing activities Decrease in long-term debt, net (454.9) (345.8) (109.1) Payments of deferred purchase price for acquisitions (17.6) (93.8) 76.2 Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs — 55.3 (55.3) Payment of dividends on Series A Preferred Stock (11.1) (5.3) (5.8) Proceeds from initial public offering, net of issuance costs — 456.4 (456.4) Payments of debt issuance costs and redemption and call premiums for debt modification (0.5) (76.5) 76.0 Financing other, net (2.8) (1.6) (1.2) Net cash used in financing activities (486.9) (11.4) (475.5) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (4.5) 26.0 (30.5) Change in cash included in current assets held for sale (35.4) (68.1) 32.7 Net change in Cash and cash equivalents and Restricted cash 56.4 11.9 44.5 Cash and cash equivalents and Restricted cash at beginning of period 532.8 474.3 58.5 Cash and cash equivalents and Restricted cash at end of period $ 589.1 $ 486.3 $ 102.8

Financial Tables

Non-GAAP Reconciliation

	For the three months ended September 30,			For the nine months ended September 30,		
IN MILLIONS	2018	2017	Change	2018	2017	Change
Loss from continuing operations	(43.8)	(67.2)	23.4	(35.5)	(150.8)	115.3
Plus:						
Income tax (benefit) expense	(3.8)	12.5	(16.3)	65.8	13.7	52.1
(Loss) income from continuing operations before income taxes	(47.6)	(54.7)	7.1	30.3	(137.1)	167.4
Plus:						
Foreign currency exchange loss (gain), net	26.5	(6.6)	33.1	43.9	2.2	41.7
Other (income) expense, net	(8.3)	0.8	(9.1)	(10.8)	0.6	(11.4)
Loss (gain) on derivatives	0.1	19.9	(19.8)	(92.1)	(19.2)	(72.9)
Loss on debt extinguishment	—	—	—	7.5	8.4	(0.9)
Interest expense	58.3	69.1	(10.8)	181.8	256.7	(74.9)
Interest income	(3.5)	(3.7)	0.2	(9.4)	(9.7)	0.3
Operating income	25.6	24.9	0.7	151.2	101.9	49.3
Plus:						
Depreciation and amortization	53.5	51.9	1.6	163.3	152.5	10.8
EBITDA	79.1	76.8	2.3	314.5	254.4	60.1
Plus:						
Share-based compensation expense [3]	6.4	8.0	(1.6)	9.6	42.2	(32.6)
Loss on impairment of assets [4]	10.0	—	10.0	10.0	—	10.0
EiP implementation expenses [5]	25.0	15.2	9.8	60.3	54.9	5.4
Adjusted EBITDA	$ 120.5	$ 99.9	$ 20.6	$ 394.4	$ 351.5	$ 42.9

[3] Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

[4] Represents non-cash charges related to impairments of long-lived assets. For further details on certain impairment items see "Discussion of Significant Items Affecting the Consolidated Results for the Nine Months Ended September 30, 2018 and 2017 - Impairments."

[5] EiP implementation expenses are related to our enterprise-wide initiative to optimize and standardize our processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. The first wave of EiP began in 2014 and was substantially completed in 2017, and includes the establishment of regional SSOs around the world, as well as improvements to our system of internal controls over financial reporting. Given the success of the first wave of EiP, we have expanded the initiative into other back- and mid-office areas, as well as certain student-facing activities, in order to generate additional efficiencies and create a more efficient organizational structure. Also included in EiP are certain non-recurring costs incurred in connection with the planned and completed dispositions.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2018 Laureate Education, Inc.
29

[LOGO]